Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Registration Statement of Litorium Group Corp. on Form S-1 to be filed on or about March 30, 2017 of our report dated March 28, 2017. We also consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-1.

/s/ Jimmy P. Lee CPA PC

Astoria, New York

March 30, 2017